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                                                                   Exhibit 10.32


                              NON-OFFICER CHAIRMAN

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT, effective as of December 6, 1999, is entered into by and between Aviron, a Delaware corporation ("Employer"), and J. Leighton Read, M.D. ("Chairman"), an individual.

                                    RECITALS

        WHEREAS, with the approval of the Board of Directors of Employer, Chairman has successfully carried out his executive succession plan with the recruitment of a new Chief Executive Officer of Employer effective as of December 6, 1999;

        WHEREAS, Employer desires to retain the continued services of Chairman and Chairman desires to perform such services for Employer initially as a non-officer employee and Chairman of the Board of Directors of Employer, on the terms and conditions as set forth in this Agreement; and

        WHEREAS, Chairman and Employer wish to establish a framework for Chairman's continued services to Employer during the initial term of this Agreement and possibly thereafter as an employee of, or a consultant to, Employer as may be agreed upon by the parties;

        NOW, THEREFORE, in consideration of the foregoing and of the material promises and conditions contained in this Agreement, the parties agree as follows.

                               TERMS OF AGREEMENT

1.      TERM OF EMPLOYMENT.

        Subject to the provisions of Section 7, the term of this Agreement shall be for a period commencing on December 6, 1999, and terminating on December 31, 2000, which period may be shortened or extended by the parties as provided in
Section 7.

2.      EMPLOYMENT AND DUTIES.

        During the term of this Agreement, Employer shall employ Chairman as a non-officer employee and the Chairman of the Employer's Board of Directors and Chairman hereby accepts such employment. Chairman's responsibilities shall include the duties previously performed by Chairman as the chairman of the Board of Directors of Employer, and such other duties the Board may delegate to the Chairman from time to time. This Agreement is personal to Chairman and he may not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of Employer.

3.      COMPENSATION.

        In consideration for Chairman's services to Employer during the time period in which this Agreement is effective, Chairman shall receive a base salary at the rate of three hundred



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thousand dollars ($300,000) per year to be paid in equal installments according to Employer's regular payroll policy, from which Employer shall withhold and deduct all applicable federal and state income, social security and disability taxes as required by applicable laws.

4.      ADDITIONAL COMPENSATION AND BENEFITS.

        As an employee of Employer, Chairman shall continue to be eligible for a regular employee benefits provided to the employees under the terms of the applicable employee benefit plans, and, for purposes of determining his eligibility for the plans Chairman is expected to work not less than twenty (20) hours per week for Employer except for vacation leave, sick leave or any other approved leaves of absences.

        (a) STOCK OPTIONS. Chairman will continue to vest in, and be eligible to exercise, all of his currently outstanding stock options according to the terms of the applicable plan or plans under which they are granted (such as but not limited to the Aviron 1996 Equity Incentive Plan) and the stock option agreements executed under those plans based on his continued service as provided under this Agreement, provided, that such stock options agreements shall be amended to provide for the immediate vesting of one hundred percent (100%) of his unvested stock options in the event of a "Change of Control" of Employer or in the event of the termination of Chairman's employment under this Agreement as a result of his death, "Disability," or involuntary termination without "Cause" (as these capitalized terms are defined in this Section 4(a) and in Section 7 below).

                (i) Notwithstanding the foregoing, the provisions of Section 4(a) above providing for immediate vesting of Chairman's stock options upon a change of control will not apply to any transaction in which substantially all of the Company's Common Stock is exchanged for Common Stock of the acquiring Corporation, if such transaction is initiated in any manner prior to July 6, 2000.

                (ii) As used herein a "Change of Control," shall mean: (1) a sale, lease or other disposition of substantially all of the assets of Employer; or (2) any consolidation or merger of Employer with or into any other corporation or other entity or person, or any other corporate reorganization, in which stockholders of Employer immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of Employer's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of Employer's voting power is transferred.

        (b) BONUS. Subject to the terms of the bonus plan or agreement, Chairman shall be entitled to participate in any bonus plan or agreement which Employer may maintain or establish for the executives of Employer on the terms that apply to the executives of Employer.

        (c) SECTION 401(k) PLAN. As an employee of Employer, Chairman will continue to be eligible to participate in the Aviron 401(k) Plan, subject to the terms of that plan.

        (d) INSURANCE. Subject to the terms of the plan, Chairman will continue to be eligible to receive such other benefits or rights as may be provided under any employee benefit plan



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provided by Employer that is now or hereafter will be in effect, including participation in life, medical, disability and dental insurance plans.

        (e) VACATION AND SICK LEAVE. Chairman shall be entitled to accrue up to a maximum of four (4) weeks' paid vacation each year of employment under this Agreement and sick leave on the same basis as all other executives of Employer.

        (f) OFFICE FACILITIES AND SECRETARIAL SUPPORT. As soon as practicable on or after January 1, 2000, Employer shall provide Chairman with reasonable and appropriate office space and equipment to be selected by Chairman and secretarial support in a location separate from Employer's current premises solely to allow Chairman to perform his duties under this Agreement during the term of this Agreement at a cost to be paid by Employer.

        (g) BUSINESS EXPENSES. Chairman shall be entitled to reimbursement by Employer for such customary, ordinary and necessary business expenses as are incurred by him in the performance of his duties and activities associated with promoting or maintaining the business of Employer. All expenses as described in this paragraph will be reimbursed only upon presentation by Chairman of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of his duties.

5.      OUTSIDE ACTIVITIES.

        During the term of this Agreement, Chairman shall not, directly or indirectly, either as an Chairman, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of Employer.

6.      PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT.

        Chairman shall continue to be bound by the terms and conditions of the "Proprietary Information and Inventions Agreement" which he has signed and which is made a part hereof by this reference.

7.      TERMINATION OF EMPLOYMENT.

        (a) EXPIRATION OF THE TERM OF AGREEMENT. Unless this Agreement is extended by a written agreement or modification by the parties, this Agreement shall be automatically terminated upon the expiration of the term of the Agreement set forth in Section 1 of this Agreement. Upon such termination, Employer shall have no further liability to Chairman for any payment, compensation or benefit under this Agreement whatsoever except as provided herein or under the terms of an applicable employee benefit plan or the Aviron 1996 Equity Incentive Plan (and any stock option grants made under such plan as may be amended under this Agreement). The provisions of this Section 7(a) shall not affect any rights or benefits that Chairman may be entitled to as the Chairman or a director of the Board of Directors of Employer.

        (b) BY DEATH. In the event of the death of Chairman prior to the end of the term of this Agreement, Employer shall pay Chairman's surviving spouse and, if she does not survive him, his designated beneficiary, estate or heirs at law, the amounts payable under this Agreement



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including for the period of the remainder of the term of this Agreement. In such event, Chairman shall also become vested in his outstanding unvested stock options to the extent provided in Section 4(a) above. In such event, Employer's total liability under this Agreement shall be limited to payment of Chairman's salary and benefits (subject to the terms of any applicable employee benefit plan) in regular payroll installments through the end of the term of this Agreement and any acceleration of the vesting of Chairman's outstanding stock options.

        (c) BY DISABILITY. In the event of a Disability of Chairman prior to the end of the term of this Agreement which prevents Chairman from performing his duties under this Agreement with reasonable accommodation by Employer as reasonably determined by the Board of Directors, Employer shall pay Chairman, or his guardian, conservator or legal representative, the amounts payable under this Agreement including for the period of the remainder of the term of this Agreement. In such event, Chairman shall also become vested in his outstanding unvested stock options to the extent provided in Section 4(a) above. In such event, Employer's total liability under this Agreement shall be limited to payment of Chairman's salary and benefits (subject to the terms of any applicable employee benefit plan) in regular payroll installments through the end of the term of this Agreement and any acceleration of the vesting of Chairman's outstanding stock options. For purposes of this Agreement, the capitalized term "Disability" means any medically determinable physical or mental impairment of Chairman which interferes with the Chairman's ability to perform his duties under this Agreement.

        (d) BY EMPLOYER. Employer reserves the right to terminate this Agreement for any reason whatsoever upon ten (10) days' written notice to Chairman (or payment of compensation and benefits payable to Chairman for the same number of days in lieu of written notice).

                (i) WITHOUT CAUSE. If Chairman's employment under this Agreement is involuntarily terminated by Employer without "Cause," then upon such termination, Chairman shall receive payment of an amount equal to Chairman's base salary and benefits for the remaining term of this Agreement. In such event, Chairman shall become vested in his outstanding unvested stock options to the extent provided in Section 4(a) above. Employer's total liability under this Agreement in such event shall be limited to payment of Chairman's salary and benefits (subject to the terms of any applicable employee benefit plan) in regular payroll installments through the end of the term of this Agreement and any acceleration of the vesting of Chairman's outstanding stock options.

                (ii) WITH CAUSE. If Chairman's employment under this Agreement is involuntarily terminated by Employer with "Cause," then upon such termination, Employer's total liability to Chairman shall be limited to the payment of Chairman's salary and benefits through the effective date of termination.

                (iii) CAUSE DEFINED. For purposes of this Agreement, the capitalized term "Cause" means fraud, misappropriation, embezzlement or intentional misconduct on the part of Chairman which results in a material loss, damage or injury to Employer.

        (e) MUTUAL CONSENT. This Agreement may be terminated upon mutual written consent of Employer and Chairman. Employer's total liability to Chairman in the event of termination of employment under this subsection shall be limited to the payment of Chairman's



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salary and benefits through the effective date of termination or such other terms negotiated by Employer and Chairman.

        (f) BY CHAIRMAN. Chairman may terminate this Agreement for any reason upon ten (10) days' written notice to Employer. Employer's total liability to Chairman under this Agreement in the event of termination of Chairman's employment under this subsection shall be limited to the payment of Chairman's salary and benefits (subject to the terms of any applicable employee benefit plan) through the effective date of termination; provided, however, that Chairman shall have the right to elect to convert this Agreement into a consulting agreement under which Chairman would continue to provide such consulting services requested by the Board of Directors of Employer during the remaining term of this Agreement and under which Chairman shall be paid a consulting fee in the amount of the base salary set forth in Section 3 above (which amount will be payable semi-monthly) and reimbursement of his reasonable business expense but shall not be provided any of the benefits set forth in
Section 4 above. Such consulting agreement may be amended or extended by a new written agreement by and between the parties.

        (g) RESIGNATION OF POSITIONS. Upon termination of his employment for any reason whatsoever, Chairman shall be deemed to have resigned from all offices then held with Employer but not his seat or chairmanship on Employer's Board of Directors.

8.      SEVERABILITY.

        If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way, or reformed and applied as reformed to such extent and in such manner as to make this Agreement valid and enforceable.

9.      GOVERNING LAW.

        This Agreement and the rights and obligations hereunder shall be governed by the laws of California, and the parties to this Agreement specifically consent to the jurisdiction of the courts of the District Court of the federal Northern District of California or the Superior Court of the County of Santa Clara, California, over any action arising out of or related to this Agreement.

10.     ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement between Employer and Chairman, pertaining to the subject matter hereof, and supersedes all prior or contemporaneous written or verbal agreements and understandings with Chairman in connection with the subject matter hereof. Any modification of this Agreement will be effective only if it is in writing and signed by the parties to be bound thereby.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates below written to be effective as of the date first above written.

                                            AVIRON


Dated: December 6, 1999                     /s/ PAUL H. KLINGENSTEIN
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                                            By Paul H. Klingenstein
                                            Chair of Compensation Committee of
                                            Board of Directors

                                            CHAIRMAN


Dated: December 6, 1999                     /s/ J. LEIGHTON READ, M.D.
      ----------------------------          ------------------------------------
                                            J. Leighton Read, M.D.



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